Exhibit 10.5

IBM OEM Software Agreement

Base Agreement: 4905S10262

Thank you for doing business with IBM.  The Agreement is our complete agreement and replaces all prior oral or written communications between us regarding the transactions described in the Transaction Documents.

By signing below for our companies, each of us agrees to the terms of this Base Agreement.  When signed, each Transaction Document and the Base Agreement form a separate agreement between the parties.  Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Programs are subject to it.

Agreed to:		Agreed to:

International Business Machines Corporation		Lawson Software, Inc.

By:		By:

Name:	Joyce Beeman	Name:

Title:	Contract Administrator	Title:

Date:		Date:

IBM Address:		Lawson Software Address:

11400 Burnet Road		380 St Peter Street
Austin, TX 78758		St. Paul, MN 55102
Attn:	OEM Software Contracts
Internal Zip 0411E034

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This IBM OEM Software Agreement (Agreement) is entered into between International Business Machines Corp. (IBM) and Lawson Software, Inc. (you). Under this Agreement, IBM authorizes you to copy certain Programs to include in your Solution which you will market and distribute to Customers in the Territory.

1.0                     DEFINITIONS

1.1                       Customer - An end user authorized to use the Solution for its intended use and not for remarketing. Customers may outsource the Solution to a third party. Customers do not include you, your parent company, subsidiaries, or any company which shares common ownership with you.

1.2                       Maintenance Modifications - Revisions that correct errors in Programs.

1.3                       Open Source Code - Any computer software program, of which (i) the human-readable program instructions (known as “source-code”) are available to the public for inspection and use by others; and (ii) the terms and conditions of the applicable license agreement permit recipients of the program freely (and without liability to pay any royalty or fee) to copy, modify and distribute the program’s source code.

1.4                       Programs - The IBM products listed in the Transaction Document and all whole or partial copies of them. A Program consists of machine-readable instructions, its components, data, audiovisual content (such as images, text, recordings, or pictures), and related licensed materials.

1.5                       Solution - The offering that is created when our Programs and your Value-Add Components work together.

1.6                       Value-Add Components - Your products listed in the Transaction Document that you must include in your Solution.  Your Value-Add Components must add significant new functionality or combine or integrate the Program with one or more other products or services that add significant new functionality.

1.7                       ASP Services - The delivery and management of the Solution by Lawson’s Application Service Providers, which may include Lawson, to either one or  multiple Customers via the Internet or a private network. ASP Services do not include the downloading or copying of Programs by Customers.

2.0                     LICENSES AND GRANTS

2.1                       The Programs are owned by IBM, one of its subsidiaries, or an IBM supplier, and are copyrighted and licensed, not sold. Each party keeps title to its copyrights, patents and any other intellectual property rights in its materials.

2.2                       IBM will provide you one copy of each Program.  IBM grants you a nontransferable, nonexclusive right to: (a) copy each Program (including all trademarks contained in the Program) to include in your Solution, (b) market and distribute the Solution to Customers subject to the terms of this Agreement, and (c) use the Programs to provide maintenance and support.  You may also provide the Solution via ASP Services. You may only market such Program to Customers as part of your Solution and may not modify the Program or any proprietary notices or trademarks contained in the Program without IBM’s prior written consent.

2.3                       A restricted license allows you, your distributors, and your Customers to use the Programs only in conjunction with the Solution. The Transaction Document will specify the Programs to which a restricted license applies.  If a restricted license applies to a Program, you must distribute such Program under your license agreement and notify your Customers that they may only use the Program as part of the Solution.

2.4                       If a restricted license does not apply to a Program, you may distribute such Program either under the terms of the IBM International Program License Agreement (IPLA) or under your license agreement.

2.5                       For both restricted and unrestricted licenses, your license agreement must restrict your Customers to substantially the same terms as

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the IPLA. You must include in your Solution any additional licensed materials and Proof of Entitlement Certificates we provide to you.

2.6                       You must provide all support for your Value-Add Components. The Transaction Document will specify each party’s respective responsibilities regarding support for the Programs.

2.7                       IBM will make available to you Maintenance Modifications released by IBM during the term of the Transaction Document.  You agree to incorporate Maintenance Modifications on all Programs as soon as commercially reasonable.

2.8                       The territory for this Agreement is worldwide (Territory) except where prohibited by applicable laws. The Territory also excludes the following countries where IBM has exclusive dealing arrangements: Abu Dhabi, Algeria, Bahrain, Belize, Costa Rica, Dominican Republic, Dubai, El Salvador, Guatemala, Haiti, Honduras, Kuwait, Nicaragua, Oman, Panama, Qatar, Saudi Arabia and Tunisia.  We may  change this list on 90 days advance written notice.

2.9                       You may use distributors directly or indirectly to distribute the Solution to Customers in the Territory. You will ensure that anyone you authorize to use or distribute the Programs does so only in compliance with the terms of this Agreement.

2.10                 You may not reverse assemble, reverse compile, or otherwise translate the Program.

2.11                 IBM may withdraw Programs either on a temporary or permanent basis.  If the withdrawal is based on an infringement claim, or if IBM no longer has the rights for the Programs, you will suspend further use and distribution of the Programs. For other withdrawals, you may continue to use and distribute the Programs as provided under this Agreement. However, support may not be available for withdrawn Programs.  IBM will provide support for the Programs for three years from IBM’s general availability and will provide one years notice prior to withdrawing  support from a Program.

3.0                     PAYMENTS AND TAXES

3.1                       You agree to pay IBM as described in the Transaction Document. If a purchase commitment is specified in a Transaction Document, and you have not met such commitment by the end of the term of such Transaction Document, IBM may invoice you for the remaining balance.

3.2                       If you accept a returned Solution from your Customer and refund the amount paid, you may relicense it to another Customer without additional fee to IBM.

3.3                       If any authority imposes a duty, tax, levy or fee, excluding those based on IBM’s net income, upon the Program supplied by IBM under this Agreement, then you agree to pay that amount or supply exemption documentation.

3.4                       For two years, you will maintain relevant records to support payments made to IBM and to show you have otherwise complied with the Agreement. Upon at least five days advance written request from IBM, you will make such records available to IBM or an independent auditor chosen and compensated by IBM. Such audits will be conducted during normal business hours on your premises and will not occur more than once each year. The auditor will sign a confidentiality agreement and will only disclose to IBM any amounts due and payable for the period examined.  The auditor will follow such security and other procedures as directed by you.  If an audit discovers that you underpaid IBM, you will pay the amount due plus interest from date payment was due.  The interest rate is the lower of 2% per month or the highest interest rate allowed by law.  If you have underpaid IBM by more than 5%, you will also reimburse IBM for all expenses associated with the audit.

3.5                       In order for you to perform your responsibilities under this Agreement, you may license the Programs for development, testing, demonstration, and support purposes, at the prices specified in the Transaction Document.  At any time during the course of this Agreement, or after its expiration, you may license the Programs for internal use at prices and terms negotiated between the parties. The terms of this Agreement shall not apply to that transaction and IBM will not credit any payments under this Agreement towards such license fees.

4.0                     WARRANTY AND INDEMNIFICATION

4.1                       IBM warrants that when the Program is used in the specified operating environment it will conform to its specifications.  IBM does not warrant uninterrupted or error-free operation of the Program or that IBM will correct all non-material Program defects.  IBM is not responsible for the results obtained from the use of the Program.

4.2                       IBM DOES NOT WARRANT TO YOU THAT THE PROGRAMS OR YOUR SOLUTIONS WILL MEET THE REQUIREMENTS OF YOU,

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YOUR DISTRIBUTORS OR CUSTOMERS.  EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, IBM PROVIDES THE PROGRAMS TO YOU “AS IS” WITHOUT WARRANTY.  IBM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF NON INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

4.3                       If a third party claims that a Program as furnished by IBM infringes a patent or copyright, IBM will indemnify you against that claim at IBM’s expense. If an infringement claim appears likely, or is made about a Program, you will let IBM, a) modify or replace it with similar functionality, or b) obtain the necessary rights for you to continue to exercise your license under this Agreement.  If IBM concludes that neither of these alternatives is reasonably available, you will return or destroy the Programs in your possession on IBM’s written request. IBM will have no obligation to indemnify you for any claim based on 1) third-party code, including but not limited to, Open Source Code, or 2) your modification of the Program, or 3) the combination, operation, or use of the Program with any product, data, or apparatus that IBM did not provide.

4.4                       If a third party makes a claim against IBM based on your representations not authorized by IBM or based on your breach under this Agreement, you will indemnify IBM against that claim at your expense.

4.5                       The indemnifying party will pay any settlement amounts it authorizes and all costs, damages and reasonable attorneys’ fees that a court finally awards if the other party a) promptly provides the indemnifying party with written notice of the claim, and b) allows the indemnifying party to control, and cooperates with it in, the defense of the claim and settlement negotiations. The indemnifying party will not agree to any settlement that materially prejudices the other party.  The other party may participate in the proceedings at its option and expense.

5.0                     LIMITATION OF LIABILITY

5.1                       Circumstances may arise where, because of a breach or other liability, one party may recover damages from the other.  For all claims brought under this Agreement, regardless of the basis on which the claim is made (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), each party will only be liable for 1) damages for bodily injury (including death) and damage to real property and tangible personal property and 2) the amount of any other actual direct damages up to the greater of US $500,000 or the payments made to IBM for the Program that is the subject of the claim.  This Limitation of Liability shall not apply to any amounts due IBM under this Agreement, or to any claim based on the Indemnification section, or to any breach of either party’s intellectual property rights.

5.2                       Under this Agreement, neither party will be liable for any special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if it has been advised of the possibility of such damages.  IBM is not responsible for damages arising from or related to the use of the Programs outside of the Territory.

6.0                     TERM AND TERMINATION

6.1                       This Agreement and your license rights granted under it remain in effect as long as there is a valid Transaction Document.  We may add additional Transaction Documents as mutually agreed.  Termination or expiration of the Agreement or any Transaction Document does not affect previously granted paid-up licenses to Customers or any licenses granted to you under any other Agreements.

6.2                       IBM may terminate this Agreement and any Transaction Document on written notice if you market Programs not in connection with the Solution or if you violate IBM’s intellectual property rights and fail to cure such breach within seven business days after receipt of written notice from IBM demanding its cure and identifying the breach.  If you market Programs separately from the Solution, as IBM’s sole remedy, you agree to pay IBM the difference between the price you paid IBM for the Programs and our suggested retail price for the Programs.  IBM may have other remedies under the law and the Agreement.

6.3                       Either party may terminate this Agreement or a Transaction Document on 60 days’ written notice if the other party fails to comply with a material term of this Agreement or a Transaction Document, unless such failure is cured within the 60 day notice period.

6.4                       You may terminate this Agreement, without cause on 90 days written notice.

6.5                       Upon termination or expiration, you must return all copies of the Programs to IBM, except that you may keep one copy for archival, litigation, audit, dispute resolution,  and support purposes. Any terms of this

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Agreement which by their nature extend beyond the Agreement termination or expiration remain in effect until fulfilled.

7.0                     GENERAL

7.1                       Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other, except as specifically stated in this Agreement.  Neither party will assume or create obligations for the other.  Except as provided in the Indemnification Section above, each party shall pay (without reimbursement) its own legal fees and expenses incurred in any dispute.

7.2                       Each party may have similar agreements with others and may design, develop, manufacture, acquire or market products and services that are competitive with the other.  You will independently establish prices and terms for the Solution, provided your terms include those required by this Agreement.

7.3                       Each party agrees to comply with all applicable laws and regulations including export laws.

7.4                       Each party will identify coordinators who will represent us for various aspects of this Agreement and will notify the other party if the coordinators change.

7.5                       Both parties will act in good faith to resolve disputes. Neither party will bring a legal action under this Agreement more than two years after the cause of action arose. Each party waives its right to a jury trial in any resulting litigation.

7.6                       Except as expressly stated herein, this Agreement does not grant you any rights in any IBM patents, copyrights, trademarks, trade names, or service marks.

7.7                       Neither party is responsible for failure to fulfill any obligations due to causes beyond its control.

7.8                       Except to the extent provided herein, you may not assign or transfer the Agreement or your rights under it or delegate or subcontract your obligations without IBM’s prior written approval, except to a parent or subsidiary, or to a successor organization by merger, consolidation or a sale of substantially all the assets or an operating division.   Any other attempt to do so is void.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and trustees

7.9                       You agree to allow International Business Machines Corporation and its subsidiaries to store and use your business contact information, including names, business phone numbers, and business e-mail addresses, anywhere they do business.  Such information will be processed and used only in connection with our business relationship, and may be provided to contractors acting on IBM’s behalf, IBM business partners who promote, market and support certain IBM products and services, and assignees of International Business Machines Corporation and its subsidiaries for uses consistent with our business relationship.

7.10                 All information exchanged is non-confidential.  Where confidential information must be exchanged, it will be done under a signed confidentiality agreement.  However, you will not disclose the terms of the Agreement to a third party except a) to your accountants, lawyers or other professional advisors under a confidentiality agreement or b) as required by law, provided you get all available confidential treatment for them.

7.11                 The laws of the state of New York govern this Agreement. The “United Nations Convention on International Sale of Goods” does not apply.

7.12                 In case of conflict, terms of the Transaction Document prevail over terms of the Base Agreement.

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IBM OEM Software Agreement: 4905S10262

Percent of Revenue Transaction Document – Number 01

Thank you for doing business with IBM.  This is a Transaction Document under the IBM OEM Software Agreement No. 4905S10262 (“Agreement”).  This Transaction Document becomes effective when signed by both parties.

By signing below for our companies, each of us agrees to the terms of this Transaction Document.  Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Programs are subject to it.

Agreed to:		Agreed to:

International Business Machines Corporation		Lawson Software, Inc.

By:		By:

Name:	Joyce Beeman	Name:

Title:	Contract Administrator	Title:	President

Date:		Date:

IBM Address:		Lawson Software Address:

11400 Burnet Road		380 St Peter Street
Austin, TX 78758		St. Paul, MN 55102
Attn:	OEM Software Contracts
Internal Zip 0411E034

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1.              Program(s)/Prices:

IBM Programs are bundled as a Technology Foundation, as listed below.  You must distribute all Programs in the Technology Foundation as a total set of Programs, and not separately. You will pay IBM for the Technology Foundation as stated below:

Part Number	License (including 1 Year of Maintenance) Technology Foundation
D5ALTLL	WAS NETWORK DEPLOYMENT 5.0 MULTIPLT PROG PK 1 PROC NLV
D50TTLL	WEBSPHERE PORTAL ENABLE MULTIPLATFORMS PROC LIC+SW MAINT 12 MO
D533ILL	IBM TIVOLI DIRECTORY SERVER MGD PROC LIC+SW MAINT 12 MO
D521NLL	IBM TIVOLI LICENSE MANAGER MGD PROC LIC+SW MAINT 12 MO
D51NDLL	DB2 UDB WORKGROUP SERVER UNLIMITED ED PROCESSOR LIC+SW MAINT 12 MO
D54N4LL	RATL APPLICATION DEV FOR WEBSPHERE SW AUTH USER LIC+SW MAINT 12 MO

Part Number	Maintenance Renewal
E1ALVLL	WEBSPHERE APPLICATION SRVR NETWORK DEPLOYMENT PROC ANNUAL SW MAINT RNWL
E006ZLL	WEBSPHERE PORTAL ENABLE MULTIPLATFORMS PROC ANNUAL SW MAINT RNWL
E013NLL	IBM TIVOLI DIRECTORY SERVERPROCESSOR ANNUAL SW MAINT RNWL
E00HTLL	IBM TIVOLI LICENSE MANAGER CLIENT ANNUAL SW MAINT RNWL
E00IHLL	DB2 UDB WORKGROUP SERVER UNLIMITED ED PROCESSOR ANNUAL SW MAINT RNWL
E01MJLL	RATL APPLICATION DEV FOR WEBSPHERE SW AUTH USER ANNUAL SW MAINT RNWL

Existing Lawson Clients	Existing License Royalty Fee	Existing Maintenance Royalty Fees	Conditions
***	***	***	***
***	***	***	***

New Lawson Clients		New License Royalty fees	Maintenance Royalty Fees
***	***	***

***

 “Solution Revenue” means ***

 “Maintenance Revenue” means ***

Billing Table (as per payment schedule in 4c)

Transaction	Payment
Existing Maintenance Royalty Fees	***
New License Royalty fees	***
Existing License Royalty Fees	***	***

***

2. Value-Add Components which must be included in Solutions:

Vendor	Application Description
Lawson Software, Inc.	The then current Lawson Suite excluding third party products and maintenance.

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3. Term:  The term of this Transaction Document will be three (3) years from the date the last party executes it.  Lawson may renew this contract on ninety (90) days written notice prior to the end of the current term, for  two (2) additional one (1) year terms for a total of two additional years.  This three (3) year contract and each renewal is a separate Transaction.  Each of the two (2) renewals will have the same terms and prices as this Transaction Document ***.

4. Reporting and Purchase Order Requirements:

a)              You shall maintain complete and accurate records indicating by fiscal  quarter, (i) all Program copies made during such quarter by you; and (ii) all Maintenance Renewal purchases made for Programs during such quarter. You shall report Customer name, Technology Foundation, new Transaction accounts and modules types,  Lawson Maintenance and Solution, Revenue less third party.  This information may also be used by IBM to pay its sales reps.

b)             Within 30 days after the Lawson fiscal quarter, you agree to submit to IBM, a purchase order as well as a sales report, for the Program licenses included in the Solutions sold and for Maintenance Renewals and Maintenance Reinstatements purchased, (i) during the quarter up to the time of the report and purchase order, and (ii) during the previous quarter after that quarter’s report and purchase order were submitted. Your sales report must contain the number of Solutions sold, the net revenue you received for the Solutions sold (including initial year of Maintenance), the net revenue you received for Maintenance Renewals , the number of copies made of each Program, and the number of Maintenance Renewals purchased.

IBM shall invoice you the applicable fees for the licenses (including initial year of Maintenance), Maintenance Renewals, purchased during each quarter.  Payment is due within 30 days of  invoice date.

c)              Payment Schedule

Transaction	Each Report September& December 2005 Report	Quarterly Starting March 2006 and reported June 2006	March& June 2006 Report for each qtr	Quarterly starting with Sept 2006 for rest of 3 year contract	Starting on the date of release of Lawson 8.1
Existing Maintenance Royalty Fees	***	***	***	***	***
New License Royalty fees	***	***	***	***	***
Existing License Royalty Fees	***	***	***	***	***

***

d)             The following Media Packs will be shipped for the Programs listed in Section 1:

Media Pack PN	Media Pack Description
BA0BPML	WAS NETWORK DEPLOYMENT 5.1 MULTIPLT 1 PROC NLV MEDIA PK NLV
BA0B3ML	WEBSPHERE PORTAL ENABLE V5.0.2.2 AIX, SOL, WN 2000, *** INTEL+ ZSER MP ML
BA0D9ML	IBM TIVOLI DIRECTORY INTEGRATOR V6.0 MULTIOS MEDIA PK MULTILINGUAL
BJ0DKML	IBM TIVOLI LICENSE MANAGER V2.1.0 CD MEDIA PACK MULTI
BB09ZNA	DB2 UDB WORKGROUP SERVER UNLIMITED V8.1 MEDIA PACK ENGLISH
Electronic	RATL APPLICATION DEV FOR WEBSPHERE SW AUTH

e)              You will submit purchase orders, reports, and payments to:

IBM Branch Office JWQ
Accounts Receivable - Internal Zip 261
150 Kettletown Road
Southbury, CT 06488

FAX: (845)491-2779	EMAIL: ibmoemsw@us.ibm.com

IBM may update the fax number and/or address from time to time.

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5. Maintenance and Support Services

An initial 12-month term of Maintenance is included for each license you distribute under this Transaction Document.  The effective date for Maintenance for a license will commence on the date IBM accepts your purchase order for such license.  You may renew Maintenance for each license for an additional consecutive 12-month term for the Maintenance Renewal payment described in Section 1. For licenses on which you have not continually renewed Maintenance, you may acquire a 12-month term of Maintenance for the Maintenance Reinstatement payment described in Section 1. You may acquire Maintenance Renewal or Maintenance Reinstatement only in support of licenses that you sold to Customers as part of the Solution. You are responsible for documenting and tracking the effective date and renewal date for each Maintenance term for your Customers.

For each Program license with Maintenance in effect, subject to section 2.11 in the Base Agreement.  IBM will:

a)              Make available to you and authorize you to upgrade to the most current, commercially available version, release, or update, should any be made available;

b)             provide you with assistance for your code related questions; and

c)              provide assistance via telephone and, if available, electronic access, only to your technical support personnel during the normal business hours (published prime shift hours) of your IBM support center. (This assistance is not available to your Customers). IBM provides Severity 1 assistance 24 hours a day, every day of the year.  Consult the IBM Software Support Guide at (http://techsupport.services.ibm.com/guides/contacts.html) for details.

Maintenance does not include assistance for 1) the design and development of applications, 2) the use of Programs in other than their specified operating environment, or 3) failures caused by products for which IBM is not responsible under this Agreement.

IBM warrants that it provides Maintenance using reasonable care and skill. This warranty  is your exclusive warranty regarding Maintenance, and replaces all other warranties or conditions, express or implied, including, but not limited to, the implied warranties or conditions of merchantability and fitness for a particular purpose.

If IBM withdraws Maintenance for a particular Program license, you understand that:

1)              IBM will not make Maintenance renewal available for that Program; and

2)              if you renewed Maintenance for that Program license prior to the notice, IBM, at its sole discretion, will either continue to provide Software Maintenance to you for that Program license until the end of the then current coverage period or give you a prorated refund.

Support Responsibilities

For Program licenses covered under Maintenance, you or your distributors will provide Level 1 and 2  Support to Customers, and be the interface to the Customers for all support IBM provides to you.

For Program licenses not covered under Maintenance, you or your distributors will provide Level 1 and Level 2 Support to Customers at  Lawson’s sole discretion. In such cases, IBM will only provide you access to IBM databases containing information on known Program defects, defect corrections, restrictions, and bypasses for the unmodified portion of Programs. IBM will maintain this information for a minimum of one year after you acquire the Program. You agree to be the interface to Customers for this service. Consult the IBM Software Support Guide for further information at: “http//techsupport.services.ibm.com/guides/handbook.html.”

“Level 1 Support” means the service provided in response to the initial phone call by a Customer which identifies and documents an error in a Program. This includes problem source identification assistance, problem analysis, problem resolution, installation planning information, and preventative and corrective service information.

“Level 2 Support” means the service provided to analyze or repeat the error, or to determine that the error is not repeatable. This service also includes in-depth technical analysis.

“Level 3 means the service provided for fixes, work arounds. This Service also includes in-depth technical analysis and             support for fixes and  Lawson can call IBM  direct access  support call center.

6. Miscellaneous Terms/Conditions:

a)              You will receive one copy of the Program(s) and are authorized to make copies of such Program(s) in accordance with the terms of the Base Agreement.

b)             All payments are nonrefundable.

c)              The license granted to you is a “Restricted License” for the Program(s) listed above which means the Programs may only be used in conjunction with the Solution.

d)             You agree to the terms specified in the Program-unique Terms Attachment, for the Programs listed in Section 1 of this Transaction Document.

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e)              ISV entitlement and use of the WAS ND (D5ALTLL) product is limited to the J2EE application server and web services content in a single application server deployment environment. Lawson programming model extensions are not restricted.  Use of the clustering, high availability services and programming model extensions are restricted.

f)                The license Web Portal Enable (D50TTLL) will be limited to the Express Processor License Option.

g)             The following components/capabilities:  Portal Personalization and Clustering Support are removed from the   Web Portal Enable product.

h)             The following limited-license IBM products included in Portal Enable are removed :  IBM Rational Application Developer, DB2 UDB Enterprise Edition, IBM Workplace Web Content Management, and WebSphere Translation Server.

i)                 IBM will provide training and access to IBM future technology as agreed to in the Master Relationship Agreement between the parties.

j)                 IBM will allow you and your Certified Business Partners and other contractors located within the Territory to perform your obligations in connection with the development, testing, marketing, distribution and support of the Solution under the terms and conditions of this Agreement.

k) In the event that Lawson merges with or acquires the capital stock or assets of another entity, Lawson may at its option include that entities’ products under this Agreement under terms to be negotiated in good faith between the parties.

l)                 No additional royalty fees due for Lawson’s internal use of the Programs to provide marketing (including), training, demonstration, and Support for the Solution.

m)           No additional royalty fees due IBM for Lawson or Customers use in development, test, Q&A, evaluation, hot site/cold site disaster recovery, backup, archival, staging or training for the Solution.

n)             No CPU restrictions (other than on DB2 and RAD).  Limited to one CPU for RAD,  and limited to four DB2

o)             You agree that you will ship the IBM Programs in all versions of your Value-Add Components starting with Lawson 8.1.0.

p)             Lawson will report the following monthly.  These items will be reported by the 5th workday after the end of the month. This report is separate of the financial quarterly reporting.  This reporting is used for the Upsell with IBM.  You shall report Customer Name, Location Lawson Sales rep name, and Type of revenue. The Lawson rep will work with IBM on introductions.

7.  Contract Coordinators:

	For IBM:	For you:
Name	Joyce Beeman	VP Alliances
Company	IBM Corporation	Lawson Software, Inc.
Address	11400 Burnet Rd	380 St. Peter Street
Internal Zip 0411E034
City, ST	Austin, TX 78758	St. Paul, MN 55102
Telephone:	1-877-572-9251	651-767-7000
Fax:	1-877-572-9251	651-767-5336
E-Mail:	joycebee@us.ibm.com	steven.borsch@lawson.com

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IBM OEM Registration Form

Please provide all requested information in order to be registered or to update your information.

The Primary Contact must complete and submit to the IBM account representative this registration form at the time of contract signing. Failure to do so may result in delay in registering maintenance authorization.

For each contact information box below, please complete all details. By completing this form and providing us with information on behalf of other individuals in your organization, you certify that you have confirmed that they agree to your providing their data on the form.

Primary Contact (required): IBM will consider the contact you designate in this information box to be the primary contact. All correspondence, other than correspondence related to maintenance renewals, will be sent to the attention of the Primary Contact. If the Primary Contact is the only contact specified, IBM may consider the Primary Contact to be the sole contact for all purposes. (No Post Office Boxes, please)

Company Name: Lawson Software, Inc.
Contact Name: David Gagne
Street Address: 380 St. Peter Street
City:State/Province:ZIP Code/Postal Code: St Paul, MN 55102
Country: USA
Telephone/Ext.:Fax: 651-767-7000
E-mail Address: davidgagne@lawson.com
IBM Customer Number: 5079378

Software Maintenance Media Shipping Contact (if different from Primary Contact above):

Note: You are eligible to receive one set of media for Programs covered by such maintenance when Programs are revised and become commercially available. Program upgrade media will be shipped to the contact at the address indicated below. Maintenance coverage must be active in order for the upgrade(s) to be shipped. Please note: A Post Office Box is not a valid ship-to address.

Company Name: same as above
Contact Name:
Street Address:
City:State/Province:ZIP Code/Postal Code:
Country
Telephone/Ext.:Fax:
E-mail Address:
IBM Customer Number:

Maintenance Renewal Contact (if different from Primary Contact above): The contact you designate in this information box is the person responsible for assisting with maintenance renewals.

Company Name:
Contact Name:
Street Address:
City:State/Province:ZIP Code/Postal Code:
Country
Telephone/Ext.:Fax:
E-mail Address:
IBM Customer Number:

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Site Technical Contact (if different from Primary Contact above): The Site Technical Contact specified below is responsible for overall support compliance, maintaining the authorized caller list, and coordinating distribution of the technical support access information to the authorized callers of this site.

Company Name:
Contact Name:
Street Address:
City:State/Province:ZIP Code/Postal Code:
Country
Telephone/Ext.:Fax:
E-mail Address:
IBM Customer Number:

Billing Contact (if different from Primary Contact above): The contact you designate in this information box is the person you want to receive, where applicable, billing communications.

Company Name:
Contact Name:
Street Address:
City:State/Province:ZIP Code/Postal Code:
Country
Telephone/Ext.:Fax:
E-mail Address:
IBM Customer Number:

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 Developer Relations

Master Relationship Agreement

This is a Master Relationship Agreement (“MRA”) between Lawson Software, Inc. (“Lawson”) and International Business Machines Corporation (“IBM”).  This agreement supersedes the Master Relationship Agreement PB2003-03 dated December 22, 2000.  This agreement establishes the terms and conditions for a marketing relationship between the parties. The complete agreement between the parties consists of this MRA and the following Attachments and Exhibits (collectively “Agreement”).  If there is a conflict among the terms of this MRA and any of its Attachments, the terms of the Attachment prevail unless the Attachment expressly indicates that a particular term in the MRA prevails.

(a) Attachment - Strategic Alliance Terms

(b) Exhibit A – Self Reporting Questionnaire

(c) Exhibit B – Expense Reporting Guidelines

(d) Exhibit C  – IBM Enablement Assistance

The following are related agreements between the parties which remain in full force and effect and remain unmodified by this MRA unless expressly stated herein:

(a) IBM PartnerWorld Agreement - International Basic General Terms

(b) IBM Confidential Disclosure Agreement No. 4999PK0252 dated April 20, 1999. (“CDA”)

(c) IBM OEM Software Agreement No. 4905S10262 and Transaction Document #1 dated May 9, 2005.

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter hereof.  Both parties accept the terms of this Agreement and identified Attachments and Exhibits by signing below. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.  This Agreement may only be modified by a writing signed by both parties.

The parties agree that the effective date of this Agreement (“Effective Date”) shall be June 1, 2005.

AGREED TO:	AGREED TO:

International Business Machines Corporation	Lawson Software, Inc.

By:	By:

Jon E. Regitsky
Print Name

Program Director, ISV Alliances
Print Title

Date	Date

Any notice required or permitted under this Agreement will be sent to the Contract Representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet.) Each party will notify the other if their Contract Representative changes.

IBM’s Contract Representative:	Lawson’s Contract Representative:
International Business Machines Corporation	Lawson Software, Inc.
4111 Northside Parkway, LS 11D-06	380 St. Peter Street
Atlanta, GA 30327	St. Paul, MN 55102
Attention: Phillip G. Brown	Attention: Chief Operating Officer
Phone: (404) 238-3174	Phone: (651) 767-7000

1. Definitions

Capitalized terms in this Agreement have the following meanings:

General Availability (GA) shall mean the date on which the Optimized version of the Products and their related end-user documentation are first made commercially available through direct end-user marketing channels.  Delivery of pre-release copies on a fee or non-fee basis to end-users, independent software vendors or systems manufacturers for testing or adaptation purposes does not constitute General Availability.

Embedded shall mean that the Products are Optimized and the corresponding IBM technologies are shipped with the designated Lawson solutions.

Optimize shall mean that the Products take sufficient advantage of the capabilities of the specified IBM middleware, software and/or hardware and related operating systems (including Linux technologies) in the Solution (as defined below) to provide at least equivalent performance and functionality to that provided by the Products when used with non-IBM software or hardware, and that Lawson has met all Acceptance Criteria as set forth in Section 6.3 of the Attachment – Strategic Alliance Terms.  Optimization is subject to the inherent performance and functionality of the  underlying IBM technologies.

Products are the current versions of Lawson-owned computer programs, entitled “Lawson 8.0.3 Technology”, “Lawson 8.1.0 Technology”, “Lawson 8.1.1 Technology”,  “Lawson 8.1.2 Technology” and “Lawson Landmark”, in object code form, including documentation, related materials, maintenance modifications, enhancements and any security devices or “locks” and any other related items that are listed herein, including all enhancements, updates, fixes and/or new versions of the Lawson-owned Products, or any other Lawson-owned software products developed by Lawson after the Effective Date that render existing Lawson-owned Products down level or obsolete.

Solution is an e-business offering consisting of the Products with one or more of the following:  IBM Hardware platforms: eServer iSeries, pSeries, xSeries and zSeries and related operating systems; IBM Storage Systems; SSG storage devices; IBM Information Management software: DB2 UDB, WebSphere Information Integrator and DB2 Data Warehouse; IBM WebSphere software: Application Server, Portal and  WebSphere Business Integration; IBM Tivoli software: Directory Server, License Manager, Enterprise Console, Monitoring, Provisioning Manager, Workload Scheduler, Access and Identity Manager; Lotus; Rational Software: Architect, Unified Process, Functional Tester, ClearCase, ClearQuest, PurifyPlus and Application Developer, or such other of IBM products as specified in this Agreement and all successor versions of these IBM products, IBM services and IBM Global Financing., IBM services and IBM Global Financing.

2. Nature of Relationship

The parties will pursue opportunities to jointly market and sell the Solution using the following arrangements:

•                  Joint opportunities is a collaborative, cooperative effort between the parties to jointly market and sell the Solution to customers.  No royalties or fees are paid by either party to the other for recognized sales of the Products or Solution components.  Each party sells or licenses its Solution components to customers under its own terms and conditions. Each party also provides all levels of support for its Solution components.

•                  Services Engagement Model  -  Under certain circumstances, on a customer-specific basis, IBM may sell Lawson’s Products and/or services under the terms and conditions of separately negotiated SSEA.

3. Territory

The “Territory” for this Agreement shall consist of all the countries in the world in which IBM is directly or indirectly conducting business.

4. Licenses and Grants

4.1 Marketing and Demonstration Activities:  To enable each party to effectively joint market and demonstrate the Solution to customers, each party grants the other, during the term of this Agreement, a royalty-free, non-exclusive right and license to: (a) use, translate, reproduce, execute, perform, market and display in tangible or electronic form all, or any portion of  its Products or programs under this Agreement, and (b) use, translate, reproduce, market and display in tangible or electronic form related marketing materials, solely for the purpose of marketing and demonstrating the Solution under the terms of this Agreement.

4.2 Proprietary Notices: Each party agrees to maintain all copyright, trademark or other proprietary markings of the other party applicable to any portion of the Products, programs or the Solution and related documentation.

4.3 Neither party is authorized to sell, transfer, distribute or otherwise make available any of the other party’s products to any other entity or third party except as permitted under this Agreement.

4.4 IT Services: Lawson acknowledges that licensees of the Products or of other software programs licensed by Lawson (“Other Programs”) may retain IBM to perform services on their behalf, including but not limited to system integration services, hosting services, outsourcing services and other services that may require or be facilitated by IBM having access to the Products (“IT Services”).  Notwithstanding any other provision of this Agreement or of any license agreement, when IBM provides IT Services to a licensee of the Products, and during the term of any IT Services Agreement between IBM and the licensee, Lawson will permit IBM to access, use, transfer to like-configured computer and/or take assignment of the licensee’s license to such Products solely on behalf of the licensee, without IBM or the licensee being required to acquire additional licenses or to incur additional fees. This provision may not apply to third party products licensed directly or indirectly by Lawson.

4.5 Either party may perform any of its rights, licenses and obligations under this Agreement through subsidiaries, subcontractors, and other companies affiliated with IBM or Lawson, such as IBM Business Partners and Lawson Business Partners.  The use of such entities by either party does not relieve it of its obligations under this Agreement. This Agreement does not grant either party or any  such entities any ownership to any of the copyright rights in the Products.

5. Limitation of Liability

Neither party shall be liable to the other for any economic consequential damages (including lost profits or savings) or incidental damages under this Agreement, even if advised that they may occur.  Other than for  breach of confidentiality or for bodily injury or direct damage to real or tangible personal property to the extent caused by a party’s negligence, each party’s aggregate and cumulative liability for damages to the other party will be limited to $100,000.00.

6. Term and Termination

6.1 This Agreement shall be effective when signed by both parties and shall remain in effect for three (3) years, “Initial Term”, unless terminated as set forth below or in Section 9.5 of the base Agreement. Thereafter, the parties may mutually agree to extend this Agreement via a written amendment.

6.2 Neither party may terminate this Agreement for convenience.  Either party may terminate this Agreement on 30 days’ written notice if the other materially breaches its obligations and fails to cure such breach within the 30 day notice period; provided, however, that no termination of this Agreement shall be effective unless the parties have participated in the meetings set forth in Section 9.4 below.  Inasmuch as this relationship is predicated on the successful and timely Optimization of the Products, Lawson’s failure to accomplish this as set forth in this Agreement shall constitute a material breach for which IBM may terminate as set forth above.

6.3 Any terms of this Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to respective successors and assignees.

7. Information

Except for information exchanged pursuant to Confidential Disclosure Agreement No. 4999PK0252 dated April 20, 1999 and any Supplements thereto, all information exchanged under this Agreement is non-confidential. Neither party shall disclose the terms of this Agreement to any third party without the other party’s prior written consent, except: (a) to the extent necessary to establish each party’s rights hereunder, (b) as required by applicable law or regulations, or (c) either party may include the name of the other in global, United States, regional or industry specific partner lists or private presentations that identify existing business partners.   Each party agrees not to issue press releases or other publicity regarding this Agreement or the relationship under it without the other’s prior written approval.

8. Privacy

Both parties have the right to store contact information on each other’s employees such as names, phone numbers and e-mail addresses in any country where we do business. Each of us may use such information to fulfill our respective obligations under this Agreement, subject to any signed confidentiality agreement between us.

9. General

9.1 Except as expressly stated herein, this Agreement does not grant either party any rights in any trademarks, patents, copyrights, trade names, service marks, or other intellectual property of the other. Neither party will make any unauthorized representations or warranties concerning the other party’s products or services and will not be responsible for claims based on the other party’s products or services.

9.2 This is a non-exclusive relationship.  Each party may have similar agreements with others and may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the other party’s products or services.  Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement except as specifically stated in this Agreement and its Attachment(s).

9.3 Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement.

9.4 All disputes with respect to the terms, operation, funding, or interpretation of this Agreement and any performance concerns, shall be documented in writing and escalated through the appropriate levels of management of each party, up to and including the level of vice president whom will meet promptly in person or by telephone, until resolution of the issue is achieved or the respective vice presidents cannot agree to a resolution of the dispute.  If the respective vice presidents cannot agree, the final resolution of the issue will rest with the appropriate IBM General Manager(s) and a Lawson Senior Executive whom will meet promptly in person or by telephone to review and attempt to resolve the dispute in good faith.

9.5 Each party may only assign this Agreement to a subsidiary or in connection with a reorganization or the sale of all or a substantial portion of its or its applicable operating division’s business.  Any other attempted assignment is void.  Notwithstanding any other term herein, either party may terminate this Agreement on thirty (30) days written notice to the other party in the event such other party acquires or is acquired by an entity the other party deems a competitor or assigns this Agreement in connection with the sale of all or a substantial portion of its business to an entity the non-assigning party deems a competitor.

9.6 Neither party will bring a legal action against the other more than two years after the cause of action arose.  Each party waives a jury trial in any dispute.  Each party shall pay (without reimbursement) its own legal fees and expenses incurred in any dispute.  Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.

9.7 The parties are independent contractors.  Personnel supplied by either party are not for any purpose considered employees or agents of the other party.  Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. This Agreement does not create any obligations for the parties in any way limiting or restricting the assignment of its respective employees.

9.8 Each party will comply with all applicable laws and regulations at its own expense. This includes all export and import laws and regulations.

9.9 The laws of the State of New York govern this Agreement.

Attachment - Strategic Alliance Terms

This Attachment sets forth the additional terms under which each of us will commit to perform additional activities to increase sales of the Solution.  The terms of this Attachment prevail over the terms contained in the base MRA and its other Attachments and Exhibits.

1. Definitions

For the purposes of this Attachment, the following additional definitions apply.

Internationalization shall mean that a Product has the ability to implement national functions and the facility to be translated to other languages.  This includes one (1) category which corresponds to characteristics of various languages:  single byte character set (SBCS), left-to-right languages (examples are: U.S. English, German, Greek).  The Products shall avoid hard coding language dependent codepages and character sets.

2. Mutual Commitments

2.1 Each party will name a Relationship Manager (“RM”) to manage the day-to-day activities under this relationship.  These managers will meet on a regular basis (but in no event less than once per quarter) to jointly assess status and progress under this Agreement.  Such meetings may be conducted in person or through other means including conference calls and electronic communications. During these meetings, the relationship manager shall identify any impediments to the success of this relationship and institute an appropriate action plan in writing to remove such impediments.  Any modifications to the terms and conditions of the Agreement must be made by both parties in a signed writing and communicated to the other party via their Contract Representatives.

2.2 Each party will name a Technology Manager to oversee the technology initiatives identified in this Agreement. The Technology Managers will meet on a regular basis (but in no event less than once per quarter) to jointly assess status and progress of the technology initiatives under this Agreement. During these meetings, the Technology Managers shall also identify any impediments to completing the technology initiatives, and both recommend and implement an appropriate action plan in writing to remove such impediments.

2.3 Each party will name a Marketing Manager to oversee the marketing activities identified in this Agreement. The Marketing Managers will meet on a regular basis (but in no event less than once per quarter) to jointly assess status and progress of the marketing activities under this Agreement. During these meetings, the Marketing Managers shall also identify any impediments to completing the marketing activities, and both recommend and implement an appropriate action plan in writing to remove such impediments.

2.4 Each party will name a Services Manager to oversee the services activities identified in this Agreement. The Services Managers will meet on a regular basis to jointly assess status and progress of the services activities under this Agreement. During these meetings, the Services Managers shall also identify any impediments to completing the services activities, and both recommend and implement an appropriate action plan in writing to remove such impediments.

2.5 The parties will engage in joint marketing activities in support of cultivating leads for Lawson’s Products, the Solution and IBM and Lawson services.  The parties will also annually develop a mutually agreed upon marketing plan in writing for such marketing activities, the initial marketing plan to be developed within sixty (60) days of signing this Agreement.  The marketing plan: (a) will include Key Marketing Focus Areas that will be identified by the parties from time-to-time (not less than annually) in writing; (b) a joint pipeline list of opportunities for the Solution that will be reviewed and updated from time-to-time (not less than monthly), and (c) may include one or more of the following: a marketing campaign, a Solution launch, executive team involvement, participation in trade shows, seminars and similar events, collateral development, lead generation goals, deal visibility goals and other areas for cooperation.  Each party will identify a contact to be the focal point for creation and review of this plan and the Key Marketing Focus Areas.  Each year during the term of this Agreement , IBM agrees to be a premier sponsor of Lawson’s Conference and User Exchange.

2.6 The financial commitments of the parties set forth herein are in effect for one year from the effective date of this Agreement unless otherwise specifically stated. In the event that either wishes to decline renewing its annual financial commitment during the term of this Agreement, then the parties shall meet and discuss this decision in accordance with the procedures set forth in Section 9.4 of the Agreement. Commitments for subsequent years shall be as agreed to between the parties in a written amendment to this Agreement.  The resource commitments of the parties set forth herein are in effect for the three-year Initial Term unless otherwise specifically stated.  Subsequent commitments shall be as agreed to between the parties in a written amendment to this Agreement.

2.7 Lawson and IBM will jointly announce this relationship after signing this Agreement.  In support of such joint announcement, IBM will identify appropriate resource(s) for any media relations follow up related to the announcement.  The method of distribution of any mutually agreed announcement will be determined jointly.  Upon the first Solution sale with the Products Optimized based upon the Optimization Table in this Attachment, IBM will, pursuant to the IBM press relations guidelines and procedures, provide Lawson a quotation for Lawson’s press announcement highlighting such win. The method of distribution of any mutually agreed announcement will be determined jointly.

2.8 Both parties recognize the importance of each party’s sales force and channel partners being educated and current on how to market, sell, demonstrate and install the Products and the Solution.  Accordingly, the parties will develop a mutually agreed sales training plan within sixty (60) days of the signing of this Agreement.  As a part of this  training plan, the parties will, on a periodic basis, provide each other the opportunity to train an appropriate number of the other party’s sales force and channel partner resources, where possible, on the Products and the Solution at no charge to the other party or its partners.  Each party shall be responsible for travel and living expenses for its resources when attending a training session provided by the other party.  Lawson grants IBM a royalty-free, non-exclusive right and license to use, reproduce, display and copy Lawson’s Product education and training materials solely for the purpose of enabling IBM to further educate its sales force and channel partners.  Within ninety (90) days, both parties agree to develop a training plan encompassing training not specifically included in this Agreement.

2.9 On an annual basis, Lawson will develop, with IBM’s assistance, at least 3 customer success stories related to the joint implementation of the Solution.  Lawson will obtain permission from each customer for IBM to use these success stories in its Solution publications, on its web sites, and in other alternative external publications (one of which will be a Linux success story).

2.10 Each party agrees to act as a reference partner for the other; and Lawson, with IBM’s assistance, will publish a brief write-up on the benefits of this relationship, with specific reference to the benefits of the Solution with the IBM technologies.

3. IBM’s Marketing and Sales Commitments

3.1 IBM’s Marketing and Sales Commitments - General

3.1.1 IBM will promote Lawson’s Product as part of a leading e-business Solution in the Heathcare, Retail, Government and Education, Financial Services and Global SMB industries.

3.1.2 IBM will utilize trained resources for the marketing and sales efforts related to the Solution.   IBM retains sole discretion to determine the magnitude of the resources, the particular marketing and sales efforts to be implemented, the level of activity associated with this effort and the manner in which its resources may be compensated.

3.1.3 IBM will provide Lawson leads for i) the Product; or ii) the Solution. IBM’s passing of leads assumes that Lawson is in good standing as an IBM business partner, and IBM in no way warrants that Lawson will close leads or necessarily derive any benefit from the lead which IBM passed.  Lawson agrees that failure to act timely on leads may result in the lead being reassigned to another IBM business partner.

3.1.4 IBM will confer upon Lawson Premier Level status, or such similar status, in IBM’s PartnerWorld program (including all related benefits), subject to the terms of the PartnerWorld Agreement and related documents.  Premier level status will be maintained for the duration of this Agreement.

3.1.5 Effective upon execution of this Agreement, and on an annual basis for the remainder of its term, there shall be no fees for Lawson’s PartnerWorld Premier Level participation Software Access Option, provided Lawson remain a strategic alliance partner in good standing.  The IBM Software Access Option provides Lawson access to IBM’s Software Access Catalog (formerly the IBM Software Mall) through which Lawson may obtain a limited number of discounted CDs and no-charge downloads of IBM software for the purposes of internal evaluation, development integration, demonstration, internal education and Optimization, subject to IBM terms and conditions, and manufacturing and shipping/handling costs. For Rational Products, Lawson may access a limited number of product licenses through the terms and conditions of the Rational Software Access Catalog.

3.1.6 IBM will allocate up to  *** dollars of marketing funds, to be equally matched by Lawson, in support of joint marketing activities for the Solution under this Agreement.  Such amounts shall be allocated for activities as mutually agreed in the marketing plan.

3.1.7 IBM will provide Lawson with access to information regarding its offerings via Web sites, technical conferences, literature, and other sources.

3.1.8 Once this Agreement is executed and after a mutual announcement about this relationship has been publicly made, IBM will issue internal “News Flashes” to its appropriate sales teams which will announce this relationship and will provide details regarding the Products and Optimization plans as they relate to the Solution on a periodic basis.

3.1.9 IBM will offer Lawson the opportunity to include a reference and description of the Optimized Product(s) (provided by Lawson) in IBM’s Global Solutions Directory.  This directory is intended to afford Lawson an opportunity to market the Optimized Product(s) on a global scale.  It includes direct links from IBM to Lawson’s Web site, and enables Lawson to customize Lawson’s listing with Lawson’s company and contact information, Lawson’s logo(s) and certification mark(s), as applicable.

3.1.10 IBM will incorporate descriptions of the Optimized Product(s) (provided by Lawson) in certain IBM internal sales tools and databases which provide information about ISV applications and the IBM products that work with them to IBM sales specialists, client executives, technology managers, brand or sector marketing specialists, and any one else engaged in building customer solutions.

3.1.11 This relationship is predicated on the successful and timely Optimization of Lawson’s Products to the specified IBM technologies as set forth in this Agreement.  Accordingly, IBM reserves the right to suspend, withhold or reduce its marketing, sales-related and technical performance obligations if Lawson fails to meet an Optimization Milestone set forth in the project plan through no fault of IBM.  In this case, the Relationship Managers shall meet promptly in person or by telephone to determine an action plan for meeting the next milestone or to adjust the schedule accordingly.  If the Relationship Managers are not able to agree on an action plan, then either party may request that the issue be reviewed according to Section 9.4 of this Agreement to arrive at an acceptable action plan.  If the milestones are not met due to any fault of IBM, then the milestones shall be reasonably extended to accommodate the Optimization of the Products.

3.1.12  IBM agrees to educate, inform and ensure IBM’s appropriate marketing and sales personnel and channel partners remain current on the business benefits and value of using Lawson Products as part of the Solution set forth in this Agreement, and on the latest technology enhancements to the Lawson Products.

3.1.13  If requested by Lawson, IBM agrees to work in good faith to coordinate a direct link from IBM’s web site(s) to one or more Lawson websites.

3.2 IBM’s Marketing and Sales Commitments – Information Management (IM)

3.2.1 IBM will nominate Lawson for participation in beta programs of IBM DB2 UDB, DB2 Content Manager and WebSphere Information Integrator for UNIX and NT platforms.

3.2.2 IBM will internally promote the Products through appropriate Information Management websites and publications.

3.2.3 IBM will provide training material to Lawson’s sales force (direct and indirect, at IBM’s discretion) on the value of Information Management technology, which will include statements reinforcing the benefits of purchasing a Information Management-enabled  Product.

3.3 IBM’s Marketing and Sales Commitments – Application & Integration Middleware (AIM)

3.3.1 IBM will work with Lawson and Lawson’s identified integration partners to assist Lawson in developing Solution Optimization plans with them, targeting the WebSphere technology appropriate for the Solution.

3.3.2 IBM will externally promote Lawson’s Products when Optimized with the WebSphere technologies via the WebSphere Innovation Connection Online, and internally to the AIM sales team.

3.3.3  IBM will provide Lawson with WebSphere sales demonstration tools for use within Lawson’s briefing centers.

3.3.4 IBM will review and provide feedback on Lawson’s installation guide, performance tuning and capacity planning guides for the configurations of Lawson’s Products that are Optimized with WebSphere technologies.  These guides will be shared with the IBM field force for informational purposes only.

3.3.5 The parties will develop a mutually agreed upon marketing plan, which includes the WebSphere technologies, within 60 days of signing this Agreement.  Lawson will provide a marketing contact to be the AIM focal point for the review and creation of this plan, which will outline channel strategies and objectives, event participation, communications, collateral development, campaigns and other areas for cooperation.

3.3.6 An IBM AIM marketing focal point will work with Lawson on go-to-market planning and will review and provide feedback on Lawson’s Product marketing deliverables. These may include, but not be limited to, “PartnerBriefs”, Solution white papers and customer references.

3.3.7 During the first year of this relationship, IBM will provide product overview briefing on its WBI technologies, as applicable.  Such product overview briefings may include an initial briefing and periodic updates. The parties will assess additional briefing requirements on an annual basis.

3.4 IBM’s Marketing and Sales Commitments – Systems & Technology Group (STG)

3.4.1 IBM will provide product overviews on eServer and/or storage products, as applicable.  Such product overviews may include an initial briefing and periodic updates via face-to-face, conference call, web or other electronic media.

3.4.2 IBM will invite Lawson to participate and in certain cases act as a sponsor for events such as IBM/Forbes, IBM eServer Total Storage University, and IBM’s PartnerWorld conference.

3.4.3 Marketing opportunities and benefits are extended to Lawson through Lawson’s participation in IBM eServer Solution Connection (“eSC”) and IBM Server Proven.  Example benefits and opportunities include:

(i) The ability to have a customized IBM website featuring Lawson’s eSC-registered product(s) [commercial software products running on an IBM eServer platform] (a portal) which can be linked to Lawson’s websites and campaign activities and which can automatically pass inquiries from customers back to Lawson;

(ii) Providing Lawson’s customers the ability to see Lawson’s eSC-registered product(s) aligned together with potentially relevant IBM resources.  Resources may include white papers, education, events, seminars, services, customer success stories, performance reports, analyst reports and special promotions;

(iii) The ability to indicate for IBM and customers those IBM hardware remarketers (Solution Providers) Lawson recommend in conjunction with sales of Lawson’s eSC-registered product(s);

(iv) Access to IBM business analysis tools for Lawson and customers;

(v) Access to special offers for Lawson’s customers that may facilitate joint selling (as part of ServerProven);

(vi) A limited license to use the IBM ServerProven emblem for use in marketing activities (after qualification as ServerProven).

eServer Solution Connection is a dynamic offering (ibm.com/eserver/solutionconnection/enroll) where benefits may change from time to time.   Email inquiries can be directed to proven@us.ibm.com.

3.4.5 ***.

3.5 IBM’s Marketing and Sales Commitments – Tivoli

3.5.1 IBM’s Tivoli group will provide you Go to market benefits through Ready for Tivoli program.

3.5.2 IBM’s Tivoli group may invite you to participate in, and in certain cases, act as a sponsor for IBM events such as the IBM PartnerWorld conference.  Invitations will be at IBM’s Tivoli group’s discretion.

3.6 IBM’s Marketing and Sales Commitments – Business Consulting Services (BCS)

3.6.1 IGS BCS will work with Lawson to define the segment-focused services opportunities for the Solution, and to determine schedules for joint development of training, delivery and deployment activities for the Solution.

3.6.2 IGS BCS will, at its discretion, develop consulting and systems integration services offerings tailored to the Solution, subject to customer demand and resource availability. IBM will regularly assess ongoing services offering requirements and customer demand for the Solution and adjust its offerings as appropriate.

3.6.3 IGS BCS will deploy trained consultants on the Solution for qualified opportunities.   IBM will provide such resource with access to appropriate BCS support and expertise for the Solution. IBM will regularly assess ongoing requirements and customer demands for the Solution and adjust its resource(s), as appropriate.

3.6.4 IGS BCS will, at its discretion, assist Lawson in leveraging its appropriate industry expertise including, but not limited to, IGS BCS ‘s existing assets, methodologies, sales linkages and thought knowledge in these industries.

3.6.5 IGS BCS will continue to work with Lawson to jointly develop a services business development plan which may include, but not be limited to, joint account planning, engagement strategy and models, periodic pipeline calls and measurement tracking.  IBM will work against marketing and sales plans and goals as set forth in existing Alliance to Win marketing plans as well as future plans to be jointly developed by IBM and Lawson.  IBM agrees to meet quarterly with Lawson to review and update these plans.

3.7 IBM’s Marketing and Sales Commitments –  Rational

3.7.1 During the first year of this relationship, IBM will provide product overview briefing on its Rational technologies, as applicable.  Such product overview briefings may include an initial briefing and periodic updates. The parties will assess additional briefing requirements on an annual basis.

3.7.2 IBM will provide Lawson access to beta code for Rational software from, and subject to the terms and conditions of Rational’s Beta programs for ISVs. Rational will provide any needed shipping versions of products through the Rational Software Access Catalog (RSAC).

3.7.3 IBM will promote Lawson’s Products, as applicable, when Optimized with Rational technologies as per the terms of the Ready for Rational Software (RFRS) program.

4. Lawson’s Marketing and Sales Commitments

4.1 Lawson’s Marketing and Sales Commitments - General

4.1.1 Lawson will lead with IBM’s hardware and middleware as part of a leading e-business solution in Lawson’s marketing and sales activities.  Lawson will lead with joint IBM/Lawson Professional Services (LPS) services where appropriate, when selling the Solution.  In those instances where a customer requests a non-IBM product platform or service, at the same time that Lawson discusses the non-IBM product or service, Lawson will advise the customer of 1) Lawson’s relationship with IBM; and 2) if applicable, the superior functionality of the alternative IBM product, solution or service.  To clarify, nothing in this provision shall prohibit Lawson from promoting another hardware, middleware or services provider, to the extent so requested by Lawson’s potential customer.

4.1.2  Lawson will provide IBM leads for hardware, middleware and services. Lawson’s passing of leads assumes that IBM is in good standing as a Lawson business partner, and Lawson in no way warrants that IBM will close leads or necessarily derive any benefit from the lead which Lawson passed.  IBM agrees that failure to act timely on leads may result in the lead being reassigned to another Lawson business partner.  Additionally, You will provide assistance in the development of leads for IBM to upsell and cross sell its products to Lawson customers who license IBM middleware tecnhnologies as part of Lawson Products, as follows.  You will provide to IBM the information requested in the OEM Agreement related to Customer Reporting (this should occur within ten (10) days after the close of each month).  If not inappropriate and reasonably requested from IBM, you will provide an introduction of the IBM respresentative to the Lawson customer representative so that IBM may directly engage in discussions with the Lawson customer.

4.1.3 Lawson will utilize skilled resources to provide pre-sales and technical support for Lawson’s Products and the Solution in support of IBM’s and Lawson’s sales efforts. Lawson will regularly assess ongoing requirements and customer demands for Lawson’s Products and the Solution and adjust Lawson’s resources, as appropriate, at Lawson’s discretion. Unless otherwise specified herein, Lawson will retain sole discretion to determine the magnitude of the resources for this support and the manner in which Lawson may compensate them.

4.1.4 Lawson agrees to educate, inform and ensure Lawson’s development, marketing and sales organizations remain current on the business benefits and value of using IBM technologies as part of the Solution set forth in this Agreement, and on the latest technology enhancements to the IBM technologies.

4.1.5 Lawson will provide Lawson’s sales teams with demonstration versions of Lawson’s Products operating with/on the IBM technologies (including the relevant IBM eServer and/or storage hardware platforms defined herein).  Lawson will use reasonable efforts to showcase these demonstration versions running on the IBM technologies in Lawson’s customer demonstration centers.  Lawson will also provide IBM with a reasonable number of copies of these demonstration versions solely for the purposes of marketing the Solution, and for use in IBM demonstration centers as appropriate and at IBM’s discretion. Finally, Lawson will update Lawson’s sales enablement kits and all relevant sales material, web sites, technical pre-sale centers (if any) and demonstration centers with references to the applicable IBM middleware and the IBM technologies.

4.1.6 Upon execution of this Agreement and after announcement about this relationship has been publicly made, Lawson will prominently feature Lawson’s relationship with IBM on Lawson’s external and internal websites by citing quotations from the mutually approved announcement.  Lawson will additionally characterize Lawson’s IBM relationship as one which is differentiated from Lawson’s relationships with other companies.  Any reference to IBM, this relationship, or use of IBM trademark/trade names will be consistent with the terms of this Agreement and will be limited to content previously reviewed and approved by IBM and/or publicly released.  Inclusion of any other content will require IBM’s review and approval.

4.1.7 If requested by IBM, Lawson agrees to work in good faith to coordinate a direct link from Lawson’s web site(s) to one or more IBM websites.

4.1.8 In the event Lawson creates new collateral addressing the Products, Lawson will either 1) cite the Optimized Products prior to any other version, or 2) display the Optimized version of Lawson’s Product most prominently.

4.1.9 In the event Lawson publishes an installation guide, a performance tuning and/or a capacity planning guide for Lawson’s Products, Lawson will describe the configurations of them as Optimized with the IBM technologies. Such guides, if created, shall be made available to IBM within a reasonable period after the GA date of the Optimized Products.

4.1.10 Within thirty (30) days of signing this Agreement, Lawson will enter information regarding Lawson’s Products for inclusion in the PartnerWorld Global Solutions Directory (GSD) if Lawson have not already done so.  Once each of Lawson’s Products becomes Optimized and Generally Available, Lawson will promptly update the GSD accordingly.  All information Lawson enter in the GSD will be appropriate, factual and accurate.  Each time Lawson make available a new or updated Product version, Lawson will update this information within thirty (30) days of such availability.

4.1.11 Lawson will allocate up to *** dollars of marketing funds, to be equally matched by IBM, in support of joint marketing activities for the Solution under this Agreement.

4.2 Lawson’s Marketing and Sales Commitments – Information Management

Lawson will specify the IBM IM products covered in this Agreement in all applicable proposals, including configurations and sizing recommendations.

4.3 Lawson’s Marketing and Sales Commitments – Application & Integration Middleware

4.3.1 Lawson, with IBM’s assistance, will publish a white paper explaining the relationships between Lawson’s Optimized Products and the WebSphere technologies. Such white paper shall be made available to IBM no later than the GA date of the Optimized Products.

4.3.2 Lawson  will execute the online “IBM Integration Software Catalog Offering Attachment,” (IISCOA) to the IBM PartnerWorld Agreement - International, within sixty (60) days of the parties’ execution of this Agreement.  As the IISCOA specifies, Lawson shall retain all ownership rights to your portlets, and on signing, will receive additional technical support benefits. Once listed in the Workplace Solutions Catalog, Lawson will receive additional marketing benefits.

4.3.3 Lawson shall follow the IBM entry process for developing portlets that access Lawson applications and make them available for use by WebSphere Portal customers who have licensed the Lawson applications. Basic level portlets (“Catalog validated”) will be listed in the WebSphere Portal Catalog and available to work with Lawson *** within thirty (30) days of the 8.1.0 release. These portlets (minimum one), will be simple examples of Lawson screen(s) running as a portlet(s) within WebSphere Portal.

Further, Lawson agrees to execute the entry process for achieving a deep level of integration (“Ready for validated”) to WebSphere Portal and getting the integrations (ie: portlets, solutions) listed in the Workplace Solutions Catalog under the WebSphere Portal homepage.   With a deep level of integration, Lawson will qualify for the Ready for WebSphere Portal Software license mark indicating to customers a deeper level of integration and validation with WebSphere Portal.  The target for deep integration, is to coincide with the Lawson *** Technology release, in accordance with the optimization matrirx.  “Catalog validated” and “Ready for validated” are defined in the IBM Portal catalog.

4.3.4 Lawson also agrees to complete a customer reference for their integration with WebSphere Portal within ninety (90) days of being listed in the Workplace Solutions Catalog.

4.4 Lawson’s Marketing and Sales Commitments – Systems & Technology Group

4.4.1 Subject to Section 7 (‘Information’) of this MRA and IBM’s prior approval, Lawson will highlight the testing, development and Optimization of Lawson’s Products to IBM Systems Group technologies (including eServer and/or storage) in Lawson’s appropriate press releases, advertisements and any other publicly made statements.

4.4.2 Lawson agrees to electronically join eServer Solution Connection within 30 days of having a commercially available Optimized Product on an IBM hardware platform.  Lawson also agree to join ServerProven within 30 days of successfully installing Lawson’s first such commercial software product(s) on an IBM hardware platform in a customer environment.   Finally, Lawson agrees to  maintain membership and currency in ServerProven and eServer Solution Connection per the terms of those respective programs during the term of this Agreement.

4.4.3 Lawson will, with IBM’s assistance, provide benchmark/sizing/testing support on IBM hardware technologies (which may include IBM eServer and/or storage) and will provide related results to IBM.  Lawson will publish guidelines and white papers based on the results and provide them to Lawson’s and IBM’s sales force.

4.5 Lawson’s Marketing and Sales Commitments – Linux

4.5.1 Lawson agrees to provide and/or participate in public testimonials regarding the use of the IBM technologies and Linux with Lawson’s Products at events mutually agreed to by the parties, including those events that target Linux.

4.5.2 Lawson agrees to provide technical and pre-sales support on joint customer engagements.  At a minimum, Lawson’s technical and support staff shall consist of at least one (1) person who has earned a Linux sales qualification via IBM’s education course known as “Linux Sales 101”. The Linux Sales 101 course is CD-based, and the CD will be provided free-of charge upon signing of this agreement.

4.5.3 Lawson shall obtain one general Linux certification within six (6) months of signing this Agreement. The “Linux Basics and Installation (QLX02)” certification from LPI and the “Linux Essentials (QL033)” certification from Red Hat each qualify as general Linux certifications. Upon receipt of proof that one (1) of Lawson’s employees has successfully taken and passed a general Linux certification from either Red Hat or LPI, IBM will reimburse Lawson $1,000 US to offset a portion of the cost of obtaining the certification.

4.6 Lawson’s Marketing and Sales Commitments – Business Consulting Services

4.6.1 Lawson will work with IGS BCS to define the segment-focused services opportunities for the Solution, and to determine schedules for joint development of training, delivery and deployment activities for the Solution.

4.6.2 Lawson will, at its discretion, develop consulting and systems integration services offerings tailored to the Solution, subject to customer demand and resource availability. Lawson will regularly assess ongoing services offering requirements and customer demand for the Solution and adjust its offerings as appropriate.

4.6.3 Lawson will deploy trained consultants on the Solution for qualified opportunities.  Lawson will provide such resource with access to appropriate Lawson support and expertise for the Solution. Lawson will regularly assess ongoing requirements and customer demands for the Solution and adjust its resource(s), as appropriate.

4.6.4 Lawson, at its discretion, will assist IBM in leveraging its appropriate industry expertise including, but not limited to, Lawson’s existing assets, methodologies, sales linkages and thought knowledge in these industries.

4.6.5 Lawson will provide the following application and sales training in the Products, at no fee to IBM for the term of this Agreement:  (a) hands on training of Lawson Product course over a minimum three day period not to exceed one time per year for up to 15 IBM employees for each session, based on mutually agreed upon schedules. (b) allow access to Lawson’s Web-based training library for up to 75 IBM personnel per year (c) allow IBM consultants to attend unfilled Lawson public education courses in North America, Europe, or Asia Pacific, subject to Lawson’s approval;  (d) at Lawson’s sole discretion, provide advanced training for selected IBM’s personnel with the intention of making them subject matter experts (“SME”) in Lawson Products, and (e) provide a reasonable number of business development training sessions at mutually agree to dates, location, and delivery methods.

4.6.6 After completing the training stated above, and on request from IBM, Lawson will provide IBM with a reasonable number of copies of the Product, at no charge, only to enable IBM to demonstrate, test, develop, and otherwise support the Solution under the terms of this Agreement.

4.6.7 Lawson will continue to work with IGS BCS to jointly develop a services business development plan which may include, but not be limited to, joint account planning, engagement strategy and models, periodic pipeline calls and measurement tracking.  Lawson will work against marketing and sales plans and goals as set forth in existing Alliance to Win marketing plans as well as future plans to be jointly developed by Lawson and IBM.  Lawson agrees to meet quarterly with IBM to review and update these plans.

4.7 Lawson’s Marketing and Sales Commitments – ebusiness Hosting (eBHS)

Lawson agrees to work with IBM to develop a plan for implementation of a hosted environment for Lawson’s Products or any other of Lawson’s software applications within sixty (60) days of signing this Agreement.  Lawson will provide IBM’s e-business Hosting Services the opportunity to provide enabling and hosting services on an ongoing basis (prior to considering any other hosting provider).

4.8 Lawson’s Marketing and Sales Commitments – Rational

Lawson will use reasonable efforts to specify the IBM Rational products covered in this Agreement in all applicable proposals.

4.9 Lawson’s Marketing and Sales Commitments – Tivoli

Lawson will use reasonable efforts to specify the IBM Tivoli products covered in this Agreement in all applicable proposals.

5. IBM’s Optimization Commitments

5.1 IBM’s Optimization Commitments - General

5.1.1 An IBM technical contact will work with Lawson’s technical contact to establish a detailed technical Optimization plan. This plan will include an architectural road map of current and future Optimized offerings, key project plan milestones and technical Optimization support requirements. Such plan shall be completed within 60 days after signing this Agreement. The IBM technical contact will i) interface with Lawson’s development organization to coordinate the appropriate IBM resources specified herein to assist Lawson with Lawson’s Optimization effort, ii) participate in a monthly review of the technical Optimization plan to monitor progress and recommend corrective actions as needed, and iii) assist Lawson with gaining access to IBM beta programs for IBM technologies.

5.1.2 IBM will provide Lawson with remote technical assistance in support of Lawson’s Optimization obligations via the PartnerWorld Developer Technical Support Program for Q&A support in accordance with the related PartnerWorld Agreement for the remainder of the calendar year in which this Agreement is signed.  Thereafter, IBM will consider renewing this benefit on a calendar year basis so long as this Agreement is still in effect.

5.1.3 Should IBM loan Lawson any machines and associated software to help Lawson comply with Lawson’s Optimization responsibilities, such loaned items shall be provided to Lawson subject to the terms and conditions of a separate IBM equipment loan agreement.

5.1.4 IBM will identify a technical support e-architect(s) who will support Lawson’s Optimization obligations under this Agreement by providing Lawson thirty (30) days of on-site consulting services, which may include, but not be limited to, architecture and design assistance and skills development activities utilizing available educational materials, at no charge to Lawson.  This support is limited to a maximum of ten (10) days per year.

5.1.5 IBM will provide Lawson access to IBM Innovation Centers (“IICs”), subject to scheduling and hardware availability and at no charge to Lawson, in support of Lawson’s Product Optimization efforts set forth herein

5.1.6 On a semiannual basis during the term of this Agreement, IBM will participate in an evaluation of Lawson’s additional use and adoption of IBM technologie beyond those contained herein. IBM will support these additional product reviews with skilled resources. The first of these reviews is expected to occur within 90 days after the first technical Optimization plan review.

5.2 IBM’s Optimization Commitments – Enablement Assistance

IBM will support Lawson’s Optimization of the Products to IBM Middleware technologies by providing one-hundred four (104) person months of enablement assistance resources set forth in the attached Exhibit C, at no charge.  Such assistance may include, but is not limited to: a) planning, architecture and design assistance, b) education and training, c) assistance in quality testing and certification, d) optimization and tuning assistance, e) first client deployment assistance, and f) porting assistance for DB2  The parties will jointly develop a) an enablement assistance plan for those IBM technologies Embedded in the Products within forty-five (45) days of signing this Agreement; and (b) an enablement assistance plan for the IBM middleware technologies included in the Lawson Solution Packs within sixty (60) days of signing this Agreement.  Such plan(s) will include the identification of the tasks, efforts, resources and timelines necessary from each Party to achieve Lawson’s Optimization plans for the Products.  IBM will provide, at no charge, the additional IBM enablement assistance that the parties mutually agree is necessary for Lawson to achieve its Optimization plans,

5.3 IBM’s Optimization Commitments – Information Management

5.3.1  IBM will support Lawson’s Optimization of  the Products to IBM IM products, such as DB2  UDB as outlined in Section 5.2 above. This technical support may include:  a) Porting/Optimization assessment, b) “Quick Start” assistance (includes installation of the IBM pSeries, xSeries and zSeries environments for Lawson’s Optimization of the Products and a reasonable amount of skills transfer and training), c) performance and tuning assistance, and  d)  problem determination / isolation and voice and email technical assistance.

5.3.2 IBM will provide Lawson with a checklist for Lawson’s use in assessing the readiness of Information Management Product Optimization deployment in a beta site and for GA.

5.3.3 IBM will provide phone and/or e-mail technical consultant support to assist Lawson with Lawson’s first beta customer installation of the DB2 UDB and/or DB2 Content Manager and/or WebSphere Information Integrator-Optimized version(s) of Lawson’s Product.

5.4 IBM’s Optimization Commitments – Application & Integration Middleware

5.4.1 IBM will support Lawson’s Optimization of the Products to the WebSphere technologies as outlined in Section 5.2 above.  Such assistance may include, but is not limited to:  a) on-site Optimization assessment, b) on-site Quick Start Mentored workshops, c) design reviews and performance tuning, d) on-site consulting at Lawson’s or Lawson’s customer’s location, e) problem determination / isolation, and f) on-site product training.

5.4.2 An IBM AIM representative will assist Lawson in the creation of a training and education plan, at no charge to Lawson, on the applicable WebSphere technologies, with such plan to be developed within 60 days of signing this Agreement.  The plan is intended to assist Lawson’s technical personnel with building WebSphere skills and knowledge to successfully implement the technical and marketing plans.  The IBM AIM representative will work with Lawson to identify relevant discounts  and no charge opportunities for education. This education plan will consider IBM Learning Services course road maps, Computer Based Training, webcasts, event sessions and custom classes.

5.5 IBM’s Optimization Commitments – Systems & Technology Group

5.5.1 IBM will provide IBM Systems Group hardware (which may include IBM eServer and/or storage products) to Lawson for purchase or lease through the IBM PartnerWorld Hardware Mall, subject to the terms and conditions of an appropriate IBM agreement and availability of the equipment.

5.5.2 IBM will provide discounted eServer benchmarking support to Lawson on an as-needed and as-available basis on dates and at locations mutually agreed to by the parties.

5.5.3 IBM will provide a minimum of two four-week engagements using the Virtual Loaner Program (VLP) each year for the length of this Agreement subject to availability and the terms and conditions of the VLP agreement.

5.6 IBM’s Optimization Commitments - Tivoli

 (a)          IBM will support the Optimization of  your Products to IBM’s Tivoli products  by providing the resources set forth in Section 5.2 above at no charge.

 (b)          Technical “question and answer” remote email support at no charge for a period of one (1) year after signing of this Agreement;

5.7 IBM’s Optimization Commitments - Rational

5.7.1 IBM will, at its discretion, share with Lawson certain Rational future strategy and product planning information under the terms of an appropriate non-disclosure agreement in order to facilitate Lawson’s Optimization to the Rational Software Development Platform. Specifically, Rational will share future strategy and product planning information as it relates to Lawson’s integration to the Rational Team platform (ClearCase, ClearQuest, RequisitePro, and other Rational team products).

5.7.2 In support of Lawson’s Optimization to the applicable Rational technologies, IBM will provide Lawson with a reasonable number of licenses of the appropriate software  to assist Lawson in making Lawson’s Products “Ready for Rational Software,” subject to the terms and conditions of the appropriate IBM agreement.

5.7.3 IBM Rational will provide Lawson the technical consulting support assistance set forth in Section 5.2 above at no charge.

6. Lawson’s Optimization Commitments

6.1 Lawson’s Optimization Commitments – General

6.1.1 Lawson will Optimize Lawson’s Products on the IBM and/or Linux technologies (excluding Rational RAD Clearcase LT until such time as the Parties mutually agree to) and make these Optimized Products Generally Available in the Territory by the corresponding GA date set forth in the table below. ***.

Table***

Table***

6.1.2 Lawson will identify a technical contact to work with an IBM technical contact(s) to establish a detailed technical Optimization plan which will include an architectural road map of current and future Optimized offerings, key project plan milestones and technical Optimization support requirements. Such plan shall be completed within 60 days after signing this Agreement. Lawson agree to make Lawson’s responsible product owners, architects, developers, and other appropriate people available for this purpose. Lawson agree to review the technical Optimization integration plan with the IBM technical contact monthly to monitor progress and implement corrective actions as needed.

6.1.3 Acceptance Criteria

6.1.3.1 Lawson will reasonably demonstrate to the appropriate IBM technical contact that Lawson have completed each task and have complied with the Acceptance Criteria.

6.1.3.2 Lawson will test the Optimized Products and ensure that each passes all of Lawson’s internal test cases, current functional test cases, and quality certifications prior to GA.

6.1.3.3 Prior to GA, Lawson will test the Optimized Products and ensure that, in Lawson’s reasonable discretion, each passes all current performance and scale benchmarks (as compared to comparable products), except where any deviations are due to inherent performance or functionality of the underlying IBM and/or Linux technologies.  If the parties agree that functional limitations exist with respect to the Optimized Products on the applicable IBM and/or Linux technologies, the parties will work together to promptly develop written alternative criteria to meet IBM’s reasonable expectations.

6.1.3.4 Lawson will ensure that each of the Optimized Products installs as documented.

6.1.4 Lawson will ensure that Lawson’s personnel (including development, consulting, marketing, sales) have sufficient skills and knowledge on the IBM technologies to successfully implement the technical and marketing plans.

6.1.5 Lawson will undertake all new Product development activities on the relevant IBM and/or Linux technologies as Lawson’s native development platform.

6.1.6 Both parties acknowledge the importance of Lawson’s Products being Optimized to the Solution in order to be successful in the marketplace.  Accordingly, Lawson agrees to consider and not unreasonably withhold Lawson’s consent to IBM’s requests for modifications or enhancements to Lawson’s Products as they relate to the Solution, when it makes business sense for Lawson to do so. Lawson further agrees to make any modifications or enhancements on an expedited and best efforts basis when it makes business sense for Lawson to do so.

6.1.7 Lawson will provide IBM the opportunity to perform sizing and scalability benchmarks for new releases of Lawson’s Products. In the event IBM opts to undertake such activities,  Lawson will provide application leadership for benchmark execution and scripting of the benchmarks.

6.1.8 Lawson will assist IBM in publicizing recent benchmark data regarding the capability of the IBM technologies in this Agreement to support Lawson’s Products.

6.1.9 Lawson will provide IBM a reasonable number of “Not For Resale”, evaluation and development copies of Lawson’s Products for IBM’s internal evaluation and development use, at no charge.  Such copies will assist IBM in developing the API’s necessary to provide connectivity and integration between Lawson’s Products and the IBM technologies identified herein.

6.1.10 On a semiannual basis during the term of this Agreement, Lawson agrees to evaluate additional use and adoption of IBM technologies as part of the Solution, and Rational development tools in Lawson’s Product development environment beyond those contained herein. Lawson agrees to make Lawson’s responsible product owners, architects, developers, and other appropriate people available for this purpose.  The first of these additional product assessments will occur, if necessary, no later than ninety (90) days after the first technical Optimization plan review, should there be at least one additional IBM technology applicable. In the event such evaluations result in Lawson’s Optimizing the Products to such additional IBM technologies, the parties will negotiate in good faith to amend this Agreement to include i) an Optimization plan for the additional IBM technologies, ii) Lawson’s commitment to IBM Share for these additional IBM technologies.

6.2 Lawson’s Optimization Commitments – Information Management

As part of Lawson’s Optimization obligations set forth herein, Lawson will receive a GA Checklist provided by Information Management to use as a guideline in assessing the readiness of the Products with DB2 UDB and/or DB2 Content Manager and/or WebSphere Information Integrator.

6.3 Lawson’s Optimization Commitments – Systems & Technology

6.3.1 Lawson, with IBM’s assistance, agrees to create and provide a sizing guide for Lawson’s Products (including all subsequent versions released by Lawson’s during the term of the Agreement) running on IBM Systems Group technology within 90 days of completing Lawson’s eServer and/or storage Optimization obligations hereunder. Lawson agrees to produce a sizing guide using the IBM self-sizing tool using xSeries/blades and agrees to make this guide publically available to Lawson, IBM, customers and prospects.

6.3.2 When requested by IBM, Lawson will consider and not unreasonably withhold Lawson’s agreement to participate in IBM’s eServer early test hardware programs subject to the terms of the appropriate agreements.  In addition, Lawson will take appropriate action to Optimize and update Lawson’s Products on such hardware once it becomes generally available. At a minimum, Lawson will update the Products to be compatible with the latest versions of the listed IBM technologies in the next Lawson Technology Cyclical Release or within six (6) months of IBM’s general availability release of such technologies.

6.3.3 Lawson will participate in and complete the requirements of the IBM TotalStorage Proven program within 30 days of signing this Agreement, in accordance with the terms of the program and its related agreements.  Within thirty (30) days of Lawson’s completion of and IBM’s acceptance of Lawson’s testing template, Lawson will publicly announce support of Lawson’s Products and the IBM products tested under the IBM TotalStorage Proven program. IBM will provide Lawson access to designated Solution Partnership Centers (SPC), subject to scheduling and equipment availability and at no charge to Lawson, in support  of Lawson’s participation in the IBM TotalStorage Proven program.

6.3.4 Lawson agrees to use, evaluate and provide IBM feedback regarding the Virtual Loaner Program within the first 120 days of signing this Agreement.

6.4 Lawson’s Optimization Commitments – Tivoli

Lawson agrees to participate fully in IBM’s “Ready for Tivoli” application validation process:

(a)                                  attain “Ready for Tivoli” validation status within sixty (60) days of Optimizing the Products to the Tivoli technologies defined herein;

(b)                                 if Tivoli Provisioning Manager is included in this agreement, create service management workflow(s) specific to Lawson’s application(s) for the purpose of automating installation and configuration via Tivoli Provisioning Manager; and

(c)                                  if Tivoli Provisioning Manager is included in this agreement, upon completion of service management workflow(s), obtain “Ready for Tivoli” validation and post this workflow(s) on a website linked to the IBM On Demand Automation Library for use by Lawson’s customers and IBM customers.

6.5  Lawson Support

For the term of this Agreement, Lawson will support with each release of the Product(s), the most current version of the relevant IBM Operating Systems and/or relevant Linux Distributions that are generally available.  In cases where Lawson has different releases for each operating system supported Lawson will make the version(s) supporting the IBM Operating Systems and/or relevant Linux distributions generally available prior to or concurrent with versions supporting competitors Operating Systems.

6.6 Lawson’s Optimization Commitments – Rational

6.6.1 As applicable, Lawson will participate in IBM’s “Ready for Rational Software” validation process within 60 days of optimizing Lawson’s Products to the Rational technologies.

6.6.2 Lawson will evaluate and test Rational products including Clearcase, ClearQuest, Functional Tester and RequisitePro.

7. Commitment to  IBM Share Growth

7.1 Lawson shall achieve the IBM Share percentages on the corresponding IBM technologies listed in the following table by the specified milestone dates for the targeted market segment(s) specified in Subsection 3.1.1 of this Attachment. ***

Table ***

Notes:

(1)          ***

(2)          ***

(3)          ***

(4)          ***

(5)          ***

(6)          ***

7.3  Lawson will complete an electronic version of the Self-Reporting Questionnaire (see Exhibit A) about Lawson’s IBM Share growth and submit it electronically on a quarterly basis.  Lawson will specify the name and e-mail address of Lawson’s RM in the Questionnaire.  In addition, Lawson’s RM will work with IBM’s RM to complete any further questions about Lawson’s IBM Share growth, customer wins, etc., on a quarterly basis.

7.4 ***

8.  Solution Packs

Lawson shall with IBM’s assistance achieve the mutually agreed sales of “Solution Packs” as outlined in the table below:

Solution Pack Name	IBM Middleware Opportunity	IBM Global Services Opportunity	IBM Hardware Opportunity	Customer Accepts MRA Year 1	Year 2
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

Exhibit A – Self Reporting Questionnaire

(Sample of Electronic Document)

IBM ISV self reporting questionnaire

By signing an ISV contract with IBM, Lawson has agreed to grow the percent of Lawson’s  business on IBM middleware and hardware.  In order to measure Lawson’s progress against that objective, please respond to the following questions.

The fields indicated with an asterisk (*) are required to complete this transaction.  Other fields are optional.  If you do not want to provide us with the required information, please use the Back button on your browser, or close the window or browser session that is displaying this page, to return to the previous page.

Name:	Jane Doe
User ID:	IBMuser455
Mailing	2455 South Road
Address:	Poughkeepsie
NY
US
12601
E-mail address:	janedoe@us.ibm.com
Telephone:	845-432-1234
Fax:

If this information is not accurate or you would like to change it, please update your profile before continuing.

Select a company:                IBM Corporation - #19000001

Please select the half year that you are reporting on: 1H 2005

Note:  Unless previously agreed, this should be the half that has just concluded.

IBM eServer and storage system information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on each IBM eServer system listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
iSeries
pSeries
xSeries
pSeries
Total

IBM Storage

Note:  Total is the percent of  your total new Optimized Product(s) licenses shipped with or installed on any IBM eServer system.  (ie. iSeries, pSeries, xSeries, and zSeries.)

Database information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on each database product listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
Business Intelligence
Content Manager
DB2 UDB
Informix
Cloudscape

Total

Note:  Total is the percent of  your total new Optimized Product(s) licenses shipped with or installed on Business Intelligence, Content Manager, DB2 UDB, Informix and Cloudscape.

IBM Websphere information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on each IBM WebSphere product listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
WebSphere Application Server
WebSphere Business Integration
WebSphere Portal

Total

Note:  Total is the percent of  your total new Optimized Product(s) licenses shipped with or installed on WebSphere Application Server, WebSphere Business Integration and WebSphere Portal.

IBM Tivoli software information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on each IBM Tivoli product listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
Tivoli Access Manager
Tivoli Directory Server
Tivoli Monitoring
Tivoli Provisioning Manager

Total

Note:  Total is the percent of  your total new Optimized Product(s) licenses shipped with or installed on Tivoli Access Manager, Tivoli Directory Server, Tivoli Monitoring and Tivoli Provisioning Manager.

Lotus information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on each Lotus product listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
Lotus Workplace

Linux information

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on Linux.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
Linux

(*) Please select the percent of your new Optimized Product(s) licenses that shipped with or installed on Linux for each IBM eServer system and software products listed.

	None	1-9%	10-19%	20-29%	30-39%	40-49%	50-59%	60-69%	70-79%	80-89%	90-99%	100%
iSeries
pSeries
xSeries
zSeries
DB2 UDB
Lotus
Tivoli
WebSphere

For the quarter just concluded, please provide the customer name and applicable technologies for 5 end user customer wins on IBM technology.

Note:  Customer sales information is for internal IBM reporting and will not be used as public references without your permission.

	Customer 1	Customer 2	Customer 3	Customer 4	Customer 5

IBM Technology	• iSeries	• iSeries	• iSeries	• iSeries	• iSeries
	• pSeries	• pSeries	• pSeries	• pSeries	• pSeries
	• xSeries	• xSeries	• xSeries	• xSeries	• xSeries
	• zSeries	• zSeries	• zSeries	• zSeries	• zSeries
	• IBM Storage	• IBM Storage	• IBM Storage	• IBM Storage	• IBM Storage
	• IBM eServer with Linux	• IBM eServer with Linux	• IBM eServer with Linux	• IBM eServer with Linux	• IBM eServer with Linux

Middleware	• Business Intelligence	• Business Intelligence	• Business Intelligence	• Business Intelligence	• Business Intelligence
	• Cloudscape	• Cloudscape	• Cloudscape	• Cloudscape	• Cloudscape
	• Content Manager	• Content Manager	• Content Manager	• Content Manager	• Content Manager
	• DB2 UDB	• DB2 UDB	• DB2 UDB	• DB2 UDB	• DB2 UDB
	• Informix	• Informix	• Informix	• Informix	• Informix
	• Lotus Workplace	• Lotus Workplace	• Lotus Workplace	• Lotus Workplace	• Lotus Workplace
	• Middleware running on Linux	• Middleware running on Linux	• Middleware running on Linux	• Middleware running on Linux	• Middleware running on Linux
	• Tivoli Access Manager	• Tivoli Access Manager	• Tivoli Access Manager	• Tivoli Access Manager	• Tivoli Access Manager
	• Tivoli Directory Server	• Tivoli Directory Server	• Tivoli Directory Server	• Tivoli Directory Server	• Tivoli Directory Server
	• Tivoli Monitoring	• Tivoli Monitoring	• Tivoli Monitoring	• Tivoli Monitoring	• Tivoli Monitoring
	• Tivoli Positioning Manager	• Tivoli Positioning Manager	• Tivoli Positioning Manager	• Tivoli Positioning Manager	• Tivoli Positioning Manager
	• Websphere Application Server	• Websphere Application Server	• Websphere Application Server	• Websphere Application Server	• Websphere Application Server
	• Websphere Business Integration	• Websphere Business Integration	• Websphere Business Integration	• Websphere Business Integration	• Websphere Business Integration
	• Websphere Portal	• Websphere Portal	• Websphere Portal	• Websphere Portal	• Websphere Portal

Other IBM products or services

Exhibit B - IBM’s General Expense Guidelines

As part of the marketing plan described in Section 2 of the Attachment, we will identify specific marketing tactics to enable you to participate in co-funded campaign activity.  These tactics are intended to generate demand for the Solution.  Items to be discussed may include*:

Marketing Campaign Services

Campaign Designer - IBM campaign offering

Development of Targeted Mailing Lists

Telemarketing for Campaign Follow Up

Direct Mail

Marketing Seminars

Events

Seminars

Webinars

Relative Collateral

Trade Shows

Targeted/focused shows, with IBM

*Other demand generation activities will be addressed on an exception basis by you and the IBM team.

The following expenses will not be approved for co-payment as part of the Strategic Alliance initiative:

Media Advertising

Print Advertising

Sales Meetings

Sales Product Incentive Funds (SPIFS)

Equipment

Travel and associated Expenses

Education Expenses

  Sporting/Entertainment Events

Alcohol expenses for an event

Association Dues

Customer Satisfaction Surveys

Questions about expenses should be directed to your IBM Relationship Manager.

Exhibit C – IBM Enablement Assistance

Table***

Definitions: ***